UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 28, 2007

CHANNELL COMMERCIAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-28582	95-2453261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26040 Ynez Road, Temecula, California		92591
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (951) 719-2600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Effective August 28, 2007, Channell Bushman Pty Ltd and its controlled entities (collectively referred to as “Channell Bushman Group”), which are subsidiaries of Channell Commercial Corporation (“Channell Commercial”), entered into an amendment (the “Amendment”) with National Australia Bank Limited (“NAB”) to the loan and security agreement (the “Loan and Security Agreement”) dated May 16, 2007 between Channell Bushman Group and NAB, as amended effective July 25, 2007. The Amendment, among other things, extends the expiration dates of the revolving credit facility and the master asset finance agreement facility from August 30, 2007 until September 30, 2007, but the Loan and Security Agreement otherwise generally remains unchanged.

The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, a copy of which is filed hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits

(d)                   Exhibits

Exhibit No.	Description

Exhibit 10.1

Amendment to Loan and Security Agreement dated August 27, 2007, and effective August 28, 2007, by and among Channell Bushman Pty Ltd, Bushmans Group Pty Ltd, certain other subsidiaries of Channell Commercial, and National Australia Bank Ltd

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 4, 2007
CHANNELL COMMERCIAL CORPORATION
(Registrant)

By: / s/ Patrick E. McCready
Patrick E. McCready
Chief Financial Officer
(Duly authorized officer and principal
financial officer of the Registrant)